SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of Earliest Event Reported): November 22, 1999



                        Chicago Rivet & Machine Co.
           (Exact name of registrant as specified in its charter)



     Illinois                     0-1227                   36-0904920
    (State or other              (Commission             (IRS Employer
    jurisdiction of              File Number)            Identification No.)
    incorporation)

P.O. Box 3061
901 Frontenac Road
Naperville, Illinois                                                  60566
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number including area code: (630) 357-8500


                               Not Applicable
       (Former name or former address, if changed since last report)



Item 5.  Other Events.

Rights Agreement

            On November 22, 1999, the Board of Directors of Chicago Rivet & Machine Co. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on December 3, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, no par value per share (the "Series A Preferred Stock"), at a Purchase Price of $90.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent.

            Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announce ment that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or the date a Person has entered into an agreement or arrangement with the Company or any Subsidiary of the Company providing for an Acquisition Transaction (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board pursuant to the terms of the Rights Agreement described in this clause (ii) may be made at any time during the Special Period (as defined below)) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Certain existing stockholders of the Company are excluded from the definition of "Acquiring Person" and the triggering provisions of the Rights Agreement unless they acquire beneficial ownership of additional shares of Common Stock in amounts and under certain circumstances described in the Rights Agreement. An Acquisition Transaction is defined in the Rights Agreement as (x) a merger, consolidation or similar transaction involving the Company or any of its Subsidiaries as a result of which stockholders of the Company will no longer own a majority of the outstanding shares of Common Stock of the Company or a publicly traded entity which controls the Company or, if appropriate, the entity into which the Company may be merged, consolidated or otherwise combined (based solely on the shares of Common Stock received or retained by such stockholders, in their capacity as stockholders of the Company, pursuant to such transaction), (y) a purchase or other acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries, or (z) a purchase or other acquisition of securities representing 10% or more of the shares of Common Stock then outstanding. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

            The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. New York City time on December 2, 2009, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

            As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

            In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair and not inadequate to and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a "Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

            For example, at an exercise price of $90.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $180.00 worth of Common Stock (or other consideration, as noted above) for $90.00. Assuming that the Common Stock had a per share value of $30.00 at such time, the holder of each valid Right would be entitled to purchase 6 shares of Common Stock for $90.00.

            In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

            Except during the Special Period (as defined below), at any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

            At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

            For 180 days (the "Special Period") following a change in control of the Board of Directors of the Company, that has not been approved by the existing Board of Directors, occurring within 270 days of announcement of an unsolicited third party acquisition or business combination proposal or of a third party's intent or proposal otherwise to become an Acquiring Person, the new directors are entitled to redeem the Rights (assuming the Rights would have otherwise been redeemable), including to facilitate an acquisition or business combination transaction involving the Company, but only (1) if they have followed certain prescribed procedures or (2) if such procedures are not followed, and if their decision regarding redemption and any acquisition or business combination is challenged as a breach of fiduciary duty of care or loyalty, the directors (solely for purposes of the effectiveness of the redemption decision) are able to establish the entire fairness of the redemption or transaction.

Amended and Restated By-laws.

      On November 22, 1999, the Board of Directors of the Company also approved the Company's Amended and Restated By-laws, dated November 22,
1999 (the "Amended By-laws"). The Amended By-laws changed the advance notice period required for shareholder proposals and nominations for election of directors from not less than 90 days nor more than 120 days prior to an annual meeting to not less than 90 days nor more than 120 days prior to the mailing date of the proxy statement for the prior year's annual meeting. Under the Amended ByLaws, to be properly brought before the next annual meeting of shareholders of the Company, shareholder proposals and nominations for election of directors must be received by the Secretary of the Company no earlier than December 4, 1999 and no later than January 3, 2000.

      The Amended By-laws also specify the procedures for the call of a special meeting of shareholders by not less than one-fifth of the Company's shareholders. The Amended By-laws provide for the setting of a record date and establish certain other procedures for determining the sufficiency of a shareholder call of a special meeting. The Amended By-laws outline the procedures to be followed for the setting of the record date for shareholder action at such special meeting, the timing of such meeting and certain other procedures related to such special meeting.

      The Amended By-laws also establish the procedures to be followed in connection with a shareholder action by written consent in lieu of a meeting. Upon receipt of a request for a record date for a shareholder action by written consent which complies with the requirements of the Amended By-laws, the Amended By-laws provide for the setting of a record date and procedures for determining the sufficiency of such action by written consent.

      Certain other amendments were made to the provisions dealing with notice of special meetings of the Board of Directors and adjournments, postponements and cancellations of shareholder meetings.

            The foregoing descriptions of the Rights Agreement and the Amended and Restated By-laws do not purport to be complete and are qualified in their entirety by reference to the Rights Agreement and the Amended and Restated By-laws, respectively, which are attached as exhibits hereto and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.   Exhibit
-----------   -------

      3.1     Amended and Restated By-laws of the Company, dated November
              22, 1999.

      4.1 Form of Rights Agreement, dated as of November 22, 1999, between Chicago Rivet & Machine Co. and First Chicago Trust Company of New York, as Rights Agent.

      99.1    Press Release, dated November 23, 1999.


                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CHICAGO RIVET & MACHINE CO.


                                      By:  /s/ John Osterman
                                          _____________________________
                                          Name:  John Osterman
                                          Title: President, Chief Operating
                                                 Officer and Treasurer


Date: November 24, 1999


                             INDEX TO EXHIBITS


Exhibit No.      Exhibit
-----------      -------

      3.1        Amended and Restated By-laws, dated November 22, 1999.

      4.1        Form of Rights Agreement, dated as of November 22,
                 1999, between Chicago Rivet & Machine Co. and First Chicago Trust Company of New York, as Rights Agent.

      99.1       Press Release, dated November 23, 1999.